                                                                  Exhibit 10(aa)

                               PURCHASE AGREEMENT

            PURCHASE AGREEMENT dated as of May 2, 2003 (this "Purchase Agreement") among ISG VENTURE INC., a Delaware corporation ("ISG Sub"), ISG ACQUISITION INC, a Delaware corporation ("ISG"); MSC WALBRIDGE COATINGS INC., a Delaware corporation ("MSCWC") and MATERIAL SCIENCES CORPORATION, a Delaware corporation ("MSC").

                              W I T N E S S E T H:

            WHEREAS, Walbridge Coatings, An Illinois Partnership (the "Partnership") is a general partnership organized under the laws of the State of Illinois for the purpose of owning and operating a facility designed primarily to coat sheet steel with zinc or zinc alloys by an electroplating process and also capable of coating sheet steel with Zincrometal (R) or other materials (the "Walbridge Facility"); and

            WHEREAS, ISG and ISG Sub are soon to acquire with the consent of MSC and MSCWC the "Partner's Interest" (as that term is defined in Appendix A) of Bethlehem Steel Corporation, a Delaware corporation ("BSC"), and EGL Steel Company, LLC, a Delaware limited liability company ("EGL"), in the Partnership as part of BSC's bankruptcy court proceedings and to assume and agree in writing to carry out all of BSC's and EGL's obligations under the Definitive Agreements (as defined below) in accordance with Section 13.01 of the Amended Partnership Agreement (as defined below) (the "ISG/BSC Transaction"); and

            WHEREAS, upon the closing of the ISG/BSC Transaction, MSCWC and ISG Sub will be the only partners of the Partnership; and

            WHEREAS, ISG Sub desires to sell or cause ISG to sell to MSCWC all of its interests in the Partnership, including without limitation the GP Interest (as defined herein), and ISG desires to sell to MSCWC all of its interests in the Partnership, including without limitation the Line Time Access, and MSCWC desires to buy the same from ISG Sub and ISG, in each case on the terms and conditions contained herein; and

            WHEREAS, MSC desires to enter into this Purchase Agreement in order to induce ISG Sub and ISG Steel to enter into this Purchase Agreement;

            NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                 (a) As used herein, the following terms shall have the following meanings:

            "Affiliate" means, with respect to any person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

            "Amended ISG Coating Agreement" means the Amended and Restated Coating Agreement dated a s of July 23, 1999 between ISG (as assignee of BSC) and the Partnership.

            "Amended Operating Agreement" means the Amended and Restated Operating Agreement dated as of July 23, 1999 between MSCWC and the Partnership.

            "Amended Parent Agreement" means the Amended and Restated Parent Agreement dated as of July 23, 1999 between ISG (as assignee of BSC) MSCPFM and MSC.

            "Amended Partnership Agreement" means the Amended and Restated Partnership Agreement of the Partnership dated as of July 23, 1999 between ISG Sub (as assignee of EGL) and MSCWC.

            "Appendix A" means Appendix A to the Definitive Agreements.

            "Definitive Agreements" means the Amended Parent Agreement, the Amended Partnership Agreement, the Amended ISG Coating Agreement, the MSCWC Coating Agreement, the Amended Operating Agreement, together in each case with any and all changes therein or additions thereto evidenced by letter agreements dated on or after July 23, 1999 or the minutes of the Management Committee of the Partnership between July 23, 1999 and the date hereof.

            "Interest" means all of the interests of ISG and ISG Sub in the Partnership including, without limitation, the GP Interest and the Line Time Access.

            "ISG Transaction Documents" means this Purchase Agreement and each of the Exhibits hereto to which ISG and/or ISG Sub is or is to be a party.

            "MSCWC Coating Agreement" means the Coating Agreement dated as of July 23, 1999 between MSC and the Partnership.

            "MSC Transaction Documents" means this Purchase Agreement and each of the Exhibits hereto to which MSC and/or MSCWC is or is to be a party.

            "Person" means any natural person, firm, trust, partnership, joint venture, unincorporated association, corporation, limited liability company, government or governmental agency.

            "Purchase Price" means the payment from MSCWC to ISG Sub and ISG Steel pursuant to Section 2.02(b).

            "Scheduled Closing Date" means May 6, 2003.

            "Tolling Agreement" means the Tolling Agreement among ISG, MSCWC and MSC in the form of Exhibit C attached hereto.

            "Transactions" means all transactions contemplated by this Purchase Agreement.

            (b) Each of the following terms is defined in the Section set forth opposite such term:

             Term                                     Section
             ----                                     -------

             Closing                                  2.01
             Closing Date                             2.01
             EGL                                      Recitals
             GP Interest                              2.02(a)
             ISG                                      Caption
             ISG/BSC Transaction                      Recitals
             ISG Sub                                  Caption
             Line Time Access                         2.02(a)
             MSC Undertaking                          2.02(b)
             MSC                                      Caption
             MSCWC                                    Caption
             Partnership                              Recitals
             Walbridge Facility                       Recitals

                                   ARTICLE II

                                  The Purchase

            SECTION 2.01. Closing Date. The Transactions shall, subject to the satisfaction or waiver of the conditions set forth in Article V hereof, be consummated (the "Closing") at the offices of Sidley Austin Brown & Wood, 10 South Dearborn Street, Bank One Plaza, Chicago, Illinois on the Scheduled Closing Date or at such other place or time (but not later than May 30, 2003) as shall be agreed to by the parties (the "Closing Date"), effective as of the opening of business, Chicago time, on the Closing Date.

            SECTION 2.02. The Transactions. Simultaneously on the Closing Date:

                 (a) (i) MSCWC shall purchase from ISG Sub and ISG Sub shall sell to MSCWC all of ISG Sub's interests in the Partnership, including without limitation a 33.5% general partner interest in the Partnership (including all rights with respect thereto except as expressly otherwise provided herein (the "GP Interest")), which GP Interest shall include a 33.5% Voting Interest (as defined in Appendix A) and a 33.5% Financial Interest (as defined in Appendix
A), and (ii) ISG Steel shall assign to MSCWC, and MSCWC shall acquire from ISG all of ISG's interests in the Partnership, including without limitation all of ISG's interest in the Amended ISG Coating Agreement (ISG's interest therein being referred to herein as the "Line Time Access"), but excluding all inventory or other assets owned by ISG or ISG that are not included in the term "Partner's Interest" (as defined in Appendix A).

                 (b) In consideration therefor, MSCWC (or MSC) shall pay to ISG, on behalf of ISG and ISG Sub, in the aggregate, $3,600,000.00 on the Closing Date and MSC shall assume and agree to pay or otherwise perform, or to cause one of its Affiliates to pay or otherwise perform, and indemnify ISG and/or ISG Sub against any and all liabilities, obligations, and commitments under the Definitive Agreements of BSC (or ISG as successor to BSC under the Definitive Agreements) and/or EGL (or ISG Sub as successor to EGL under the Definitive Agreements) that arise or accrue with respect to any period beginning after the Closing Date or arise out of events or circumstances occurring after the Closing Date, whether absolute, contingent, known or unknown, disclosed or undisclosed in this Purchase Agreement or otherwise (the "MSC Undertaking"). The form of the MSC Undertaking is set forth in Exhibit A hereto.

                 (c) Effective as of the completion of the closing of the ISG/BSC Transaction and the Closing hereunder, ISG and ISG Sub shall be jointly and severally responsible for payment to MSCWC of (i) all "Allocated Fixed Costs" (as defined in Section 5.02 of the Amended ISG Coating Agreement) owed by BSC (or ISG as successor to BSC under the Definitive Agreements) for the period from the last day for which such costs have been paid by BSC (currently February 28, 2003) to and including the Closing Date hereunder, and (ii) all unpaid "Coating Fees" (as defined in Appendix A) owed by BSC (or ISG as successor to BSC under the Definitive Agreements) under Section 5.01 of the Amended ISG Coating Agreement for coating services rendered by the Partnership to BSC, ISG or any of their respective Affiliates. Not later than five business days after the Closing, MSCWC shall invoice ISG and ISG Sub for (i) such Allocated Fixed Costs (currently estimated by MSC to be $514,051.92 for the period March 1, 2003 through May 6, 2003) and (ii) such Coating Fees (estimated by MSC as of 12:01 a.m. on April 25, 2003, after giving effect to funds received from BSC on April 25, 2003, to be $1,375,283.26), and ISG and/or ISG Sub shall pay the amount of such invoice (in the absence of manifest error) to MSCWC within 30 days thereafter.

                 (d) (i) ISG and ISG Sub and (ii) MSC, MSCWC and the Partnership shall exchange mutual releases with respect to their respective obligations under the Definitive Agreements in the form of Exhibit B hereto.

            SECTION 2.03. Payment Mechanics. The $3,600,000.00 payment on the Closing Date referred to in Section 2.02(b) shall be paid in cash (in United States dollars) by MSCWC by wire transfer of immediately available funds to an account specified by ISG in a written notice to MSCWC delivered not less than two business days prior to the Closing.

            SECTION 2.04. Excluded Liabilities. Except as otherwise provided in this Purchase Agreement or the Amended Partnership Agreement, neither MSC nor MSCWC shall assume or undertake to pay, perform, satisfy or discharge any liabilities, obligations, agreements or commitments (i) of BSC, EGL, ISG, ISG Sub, the Partnership or any of their respective Affiliates or (ii) relating to the operation of the Partnership, the use of the Line Time Access or to the ownership of the GP Interest and arising or accrued with respect to any period ending on or before the Closing Date or arising out of events or circumstances occurring or existing on or prior to the Closing Date, whether due or to become due or whether accrued, absolute, contingent, known or unknown, disclosed or undisclosed in this Purchase Agreement or otherwise.

                                   ARTICLE III

                         Representations and Warranties

            SECTION 3.01. Representations and Warranties of ISG and ISG Sub. ISG and ISG Sub each represents and warrants to MSC and MSCWC that:

                 (a) Corporate Existence and Power. Each of ISG and ISG Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals, if any, required to execute and deliver each of the ISG Transaction Documents to which it is or will be a party and to perform its obligations thereunder.

                 (b) Corporate and Governmental Authorization; No
Contravention. The execution, delivery and performance by each of ISG and ISG Sub of this Purchase Agreement are within the corporate powers of ISG and/or ISG Sub, as the case may be, have been duly authorized by all necessary corporate action by ISG and ISG Sub, require no action by or in respect of, or filing with, any governmental body, agency or official (except for such actions or filings which, at the time of execution of this Purchase Agreement, have already been taken or made or such actions or filings the failure of which to take or make would not in the aggregate have a material adverse effect on the transactions contemplated hereby and thereby) and do not or will not, as the case may be, contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of ISG or ISG Sub, as applicable, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon ISG or ISG Sub, as applicable.

                 (c) Title to Interest. On the Closing Date, ISG Sub will have valid title to the GP Interest being sold to MSCWC pursuant to this Purchase Agreement, and ISG will have valid title to the Amended ISG Coating Agreement being assigned to MSCWC pursuant to this Purchase Agreement. Upon the completion of the Closing, MSCWC will have acquired from ISG and ISG Sub all of their respective interests in the Partnership, including without limitation (i) the GP Interest and Line Time Access and (ii) all of the Partner's Interest formerly owned by EGL or BSC, in each case free and clear of all liens, charges and encumbrances.

                 (d) Binding Effect. Each of the ISG Transaction Documents, when duly and validly executed by each of the other parties thereto, shall constitute a valid and binding agreement of ISG and/or ISG Sub, as applicable.

                 (e) Limitation. ISG and ISG Sub acknowledge that MSC makes no representation or warranty with respect to the assets, liabilities, business, operations, condition (financial or otherwise) or prospects of the Partnership.

            SECTION 3.02. Representations and Warranties of MSC and MSCWC. MSC and MSCWC each represents and warrants to ISG and ISG Sub that:

                 (a) Corporate Existence and Power. Each of MSCWC and MSC is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to execute and deliver each of the MSC Transaction Documents to which it is or is to be a party and to perform its obligations thereunder.

                 (b) Corporate and Governmental Authorization; No
Contravention. The execution, delivery and performance by each of MSCWC and MSC of each of the MSC Transaction Documents to which it is or is to be a party are within the corporate powers of MSCWC and/or MSC, as the case may be, have been duly authorized by all necessary corporate action of MSC and/or MSCWC, require no action by or in respect of, or filing with, any governmental body, agency or official (except for such actions or filings which, at the time of execution of this Purchase Agreement, have already been taken or made or such actions or filings the failure of which to take or make would not in the aggregate have a material adverse effect on the transactions contemplated hereby and thereby) and do not or will not, as the case may be, contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws (or other similar documents) of MSCWC or MSC, as applicable, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon MSCWC or MSC, as applicable.

                 (c) Binding Effect. Each of the MSC Transaction Documents, when duly and validly executed by each of the other parties thereto, shall constitute a valid and binding agreement of MSCWC and/or MSC, as applicable.

                 (d) Limitation. MSC and MSCWC acknowledge that neither ISG nor ISG Sub makes any representation or warranty with respect to the GP Interest (except as provided in Section 3.01 hereof), their compliance or non-compliance with any of the Definitive Agreements or the assets, liabilities, business, operations, condition (financial or otherwise) or prospects of the Partnership.

                                   ARTICLE IV

                                    Covenants

            SECTION 4.01. Cooperation and Commercially Reasonable Efforts. Subject to the terms and conditions of this Purchase Agreement, each of MSC, MSCWC, ISG and ISG Sub shall cooperate with one another in timely giving all notices, making all filings, seeking all regulatory clearances and obtaining all consents of third parties, if any, necessary to consummate the Transactions, and agrees to execute and deliver such other documents, certificates, agreements and other writings and shall use commercially reasonable efforts to take, or cause to be taken, such other actions and to do, or cause to be done, all things necessary or desirable in order to satisfy the conditions set forth in Article V (including, in the case of ISG and ISG Sub, the closing of the ISG/BSC Transaction) hereof and to consummate the Transactions as soon as reasonably practicable, and in any event not later than May 30, 2003. Notwithstanding anything herein to the contrary, nothing contained herein shall require any party to waive any of the conditions set forth in Article V hereof.

            SECTION 4.02. Notice of Certain Events. Each of the parties hereto shall promptly notify the other parties hereto of:

                 (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of any of the Transactions or otherwise asserting any objection to any of the Transactions;

                 (b) to the extent permitted by applicable law, any notice or other communication from any governmental or regulatory agency or authority in connection with the consummation of the Transactions;

                 (c) any notice of any breach or inaccuracy of any of the representations and warranties made in this Purchase Agreement by any of the parties hereto; or

                 (d) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or otherwise affecting any party hereto that relate to the consummation of the Transactions.

            SECTION 4.03. Confidentiality. From and after the date hereof, each of ISG and ISG Sub and its Affiliates will hold, and will cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Partnership except to the extent that such information can be shown to have been (i) in the public domain through no fault of ISG or ISG Sub, as the case may be, or their respective Affiliates or
(ii) later lawfully acquired on a nonconfidential basis by ISG or ISG Sub, as the case may be, or their respective Affiliates. The obligation of ISG and ISG Sub and their respective Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

            SECTION 4.04. Survival of Representations and Warranties. All of the respective representations and warranties of MSC and MSCWC and of ISG and ISG Sub set forth in Article III hereof shall survive the completion of the Closing.

                                    ARTICLE V

                               Closing Conditions

            SECTION 5.01. ISG's and ISG Sub's Conditions. Each of ISG's and ISG Sub's obligations to take the actions contemplated by this Purchase Agreement to be taken on the Closing Date are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part on or prior to the Closing Date by ISG or ISG Sub:

                 (a) Representations and Warranties. The representations and warranties of MSC and MSCWC contained in this Purchase Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date.

                 (b) Covenants. Each of MSC and MSCWC shall have performed in all material respects all of its obligations hereunder required to be performed by it prior to or on the Closing Date.

                 (c) Receipt of Purchase Price. ISG shall have received the full amount of the Purchase Price in accordance with Sections 2.02(b) and 2.03.

                 (d) MSC Undertaking. MSC shall have executed and delivered to ISG the MSC Undertaking. The form of the MSC Undertaking is set forth in Exhibit A hereto.

                 (e) Release. The Partnership shall have executed and delivered to ISG and to ISG Sub a Mutual Release in the form of Exhibit B hereto.

                 (f) Tolling Agreement. MSCWC shall have executed and delivered to ISG the Tolling Agreement.

                 (g) Governmental Clearances. To the extent required by applicable law or government regulations, all material regulatory clearances shall have been obtained.

                 (h) Injunctions. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or restrain the consummation of the Transactions.

                 (i) ISG/BSC Transaction. The ISG/BSC Transaction shall have been closed.

            SECTION 5.02. MSC's and MSCWC's Conditions. Each of MSC's and MSCWC's obligations to take the actions contemplated by this Purchase Agreement to be taken on the Closing Date are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part on or prior to the Closing Date by MSC or MSCWC:

                 (a) Representations and Warranties. The representations and warranties of ISG and ISG Sub in this Purchase Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date.

                 (b) Covenants. Each of ISG and ISG Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it prior to or on the Closing Date.

                 (c) Release. ISG and ISG Sub shall have executed and delivered to the Partnership a Mutual Release in the form of Exhibit B hereto.

                 (d) Assignment by ISG Sub. ISG Sub shall have assigned to MSCWC all of its Interest, including without limitation the GP Interest, in accordance with Section 2.02(a)(i). The form of such assignment is set forth in Exhibit D hereto.

                 (e) Assignment by ISG. ISG shall have assigned to MSCWC all of its Interest, including without limitation the Line Time Access, in accordance with Section 2.02(a)(ii). The form of such assignment is set forth in Exhibit E hereto.

                 (f) Tolling Agreement. ISG shall have executed and delivered to MSCWC the Tolling Agreement.

                 (g) Governmental Clearances. To the extent required by applicable law or government regulations, all material regulatory clearances shall have been obtained.

                 (h) Injunctions. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or restrain the consummation of the Transactions.

                 (i) ISG/BSC Transaction. The ISG/BSC Transaction shall have been closed.

                                   ARTICLE VI

                                   Termination

            SECTION 6.01. Termination. This Purchase Agreement may be terminated prior to the Closing Date:

                 (a) by the written agreement of all of the parties hereto;

                 (b) by any party if the Transactions shall not have been consummated on or before May 30, 2003; provided that no party may terminate this Purchase Agreement pursuant to this Section 6.01(b) if the Transactions shall have been delayed due in whole or in material part to the intentional, willful or grossly negligent breach in a material respect by such party of any of its representations or warranties or the intentional, willful or grossly negligent failure of such party to fulfill a condition to the performance of the obligations of any other party or to perform a covenant of this Purchase Agreement; or

                 (c) by any party if there shall be any law or regulation that makes the consummation of the Transactions illegal or otherwise prohibited, or materially alters the Transactions, or if consummation of the Transactions would violate any nonappealable final judgment, injunction, order or decree of any court or governmental body having competent jurisdiction.

The party or parties desiring to terminate this Purchase Agreement pursuant to clauses (b) or (c) of this Section 6.01 shall give notice of such desire to terminate to the other parties hereto.

            SECTION 6.02. Effect of Termination. If this Purchase Agreement is terminated as permitted by Section 6.01, such termination shall be without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Purchase Agreement. The provisions of Section 4.03 and Section 7.01 shall survive any termination of this Purchase Agreement pursuant to Section 6.01 hereof.

                                   ARTICLE VII

                                  Miscellaneous

            SECTION 7.01. Expenses. Each of the parties hereto shall pay its own expenses (including legal and accounting fees) incurred in connection with the negotiation and execution of this Purchase Agreement and the documents to be executed on the Closing Date and the consummation of the Transactions.

            SECTION 7.02. Notices. All notices hereunder shall be in writing and shall be personally delivered or sent via reputable overnight courier or facsimile. Such notices shall be addressed respectively:

            if to MSC or MSCWC, to:

                     Material Sciences Corporation
                     2200 Pratt Boulevard
                     Elk Grove Village, IL  60007

                     Attention of Chief Financial Officer
                     Telecopier:  847-718-8643

            with a copy to:

                     Sidley Austin Brown & Wood
                     10 South Dearborn Street
                     Bank One Plaza
                     Chicago, IL  60603

                     Attention of Jon M. Gregg
                     Telecopier:  312-853-7036

            if to ISG or ISG Sub, to each of them:

                     C/O International Steel Group Inc.
                     3250 Interstate Drive, 2nd Floor
                     Richmond, Ohio 44286-9000

                     Attention of Mr. Gordon Spelich
                     Telecopier:  330-659-9132

            with a copy to:

                     Jones, Day, Reavis & Pogue
                     North Point, 901 Lakeside Avenue
                     Cleveland, Ohio  44114-1190

                     Attention of David Watson

                     Telecopier:  216-579-0212

or to such other address or telecopier number as such party may hereafter specify for the purpose of providing notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the telecopier number specified in this Section 7.02 and the transmission of the appropriate number of pages is confirmed or (ii) if given by any other means, when delivered at the address specified in this Section.

            SECTION 7.03. Third Parties. Nothing in this Purchase Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Purchase Agreement on any persons other than the parties hereto and their respective successors and permitted assigns.

            SECTION 7.04. Successors and Assigns. This Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns; provided that in no event shall any party hereto be permitted to assign any of its obligations under this Purchase Agreement to any other Person without the written consent of each other party hereto.

            SECTION 7.05. Headings. Headings are for ease of reference only and shall not form a part of this Purchase Agreement.

            SECTION 7.06. Governing Law; Entire Agreement.

                 (a) This Purchase Agreement shall be construed in accordance with and governed by the law of the State of Illinois without giving effect to the principles of conflicts of laws thereof which might cause the laws of any other jurisdiction to govern this Purchase Agreement.

                 (b) This Purchase Agreement, the Exhibits hereto and the documents referred to herein to be executed contemporaneously herewith on or before the Closing embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto.

            SECTION 7.07. Incorporation of Exhibits. The Exhibits identified in this Purchase Agreement are incorporated herein by reference and made a part hereof.

            SECTION 7.08. Amendments and Waivers.

                 (a) Any provision of this Purchase Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Purchase Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                 (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 7.09. Counterparts. This Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement. This Purchase Agreement shall become a binding agreement when each party hereto shall have received a counterpart hereof signed by each of the other parties hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the day and year first above written.

                           ISG VENTURE INC.


                           By:      /s/ Gordon Spelich
                                    --------------------------------------------
                                    Name:    Gordon Spelich
                                    Title:   Vice President

                           ISG ACQUISITION INC.


                           By:      /s/ Gordon Speclich
                                    --------------------------------------------
                                    Name:    Gordon Spelich
                                    Title:   Vice President

                           MSC WALBRIDGE COATINGS INC.

                           By:      /s/ James J. Waclawik, Sr.
                                    --------------------------------------------
                                    Name:    James J. Waclawik, Sr.
                                    Title:   Vice President, Chief
                                             Financial Officer and Secretary

                           MATERIAL SCIENCES CORPORATION

                           By:      /s/ James J. Waclawick, Sr.
                                    --------------------------------------------
                                    Name:    James J. Waclawik, Sr.
                                    Title:   Vice President, Chief
                                             Financial Officer and Secretary

                                 Exhibit Index


Exhibit A            MSC Undertaking

Exhibit B            Mutual Release

Exhibit C            Tolling Agreement

Exhibit D            Assignment of GP Interest

Exhibit E            Assignment of ISG Coating Agreement